Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 28, 2008, included in the Annual Report on Form 20-F of RADA Electronic Industries Ltd. and its subsidiary for the year ended December 31, 2007, with respect to the consolidated financial statements of RADA Electronic Industries Ltd. and its subsidiary, incorporated by reference in this Form 20-F/A.


                                            /s/ Kost Forer Gabbay and Kasierer
                                            ----------------------------------
                                               Kost Forer Gabbay & Kasierer
                                             A Member of Ernst & Young Global

Tel Aviv, April 7, 2008